QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-133534 on Form S-1 of MarkWest Energy Partners, L.P. of (i) our report dated April 15, 2005 relating to the financial statements of Javelina Company, and (ii) our report dated March 27, 2006 relating to the financial statements of Starfish Pipeline Company, LLC, which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
June 1, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM